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                                                                  EXHIBIT 91.1.9

                              SYBARI SOFTWARE, INC.

                               353 Larkfield Road
                         East Northport, New York 11731

                                                                January 12, 2005

To the Holders of Subordinated Debentures, Series A Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock of Sybari Software Inc.:

      We refer you to (i) the Securities Purchase and Redemption Agreement, dated as of March 30, 2001, as amended (the "Agreement"), by and among Sybari Software, Inc., a Delaware corporation (the "Company"), each of Robert A. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"); (ii) the Shareholders' Agreement, dated as of March 30, 2001, as amended (the "Shareholders' Agreement"), by and among the Company, the Principal Shareholders, the Investors, and certain other holders of common stock, par value $0.01 per share (the "Common Stock"), of the Company; (iii) the Redemption Agreement, dated as of March 30, 2001, as amended (the "Redemption Agreement"), by and among the Company and the Investors; and (iv) the Subordinated Debenture dated March 30, 2001 issued by the Company to Summit Subordinated Debt Fund II, L.P. and the Subordinated Debenture dated March 30, 2001 issued by the Company to Summit Investors III, L.P. (each, a "Subordinated Debenture").

      Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

      WHEREAS, the Company proposes to undertake an initial public offering of its Common Stock (an "IPO"); and

      WHEREAS, to allow for the expeditious consummation of an IPO, the Principal Shareholders and the Investors desire to amend the Agreement, the Shareholders' Agreement, the Redemption Agreement and each Subordinated Debenture by revising the definitions of "Liquidity Event," "Qualified Public Offering" and "Initial Public Offering" contained therein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

FIRST: Article XI of the Agreement shall be amended, by modifying clause (iv) contained in the definition of the term "Liquidity Event" therein by substituting in lieu thereof the following:

      (iv) the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Act, pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or

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      exceeds $46,900,000 (if such offering is consummated on or before June 30,
      2005) or $50,000,000 (if such offering is consummated after June 30,
      2005), (B) the price per share of Common Stock equals or exceeds three times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

SECOND: The Shareholders' Agreement shall be amended by deleting the last sentence of Section 9 in its entirety and substituting in lieu thereof the following:

      A "Qualified Public Offering" means the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $46,900,000 (if such offering is consummated on or before June 30, 2005) or $50,000,000 (if such offering is consummated after June 30, 2005), (B) the price per share of Common Stock equals or exceeds three times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

THIRD: Section 1 of the Redemption Agreement shall be amended, by modifying clause (iv) contained in the definition of the term "Liquidity Event" therein by substituting in lieu thereof the following:

      (iv) the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and declared effective under the Act, pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $46,900,000 (if such offering is consummated on or before June 30, 2005) or $50,000,000 (if such offering is consummated after June 30, 2005), (B) the price per share of Common Stock equals or exceeds three times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full

FOURTH: Each Subordinated Debenture shall be amended by deleting the last sentence of the first paragraph in its entirety and substituting in lieu thereof the following:

      The term "Initial Public Offering" shall mean the consummation of the first public offering of securities of the Company pursuant to a registration statement filed and

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      declared effective under the Act, pursuant to which (A) the aggregate public offering price of the shares sold by the Company equals or exceeds $46,900,000 (if such offering is consummated on or before June 30, 2005) or $50,000,000 (if such offering is consummated after June 30, 2005), (B) the price per share of Common Stock equals or exceeds three times the original purchase price of the Series B Preferred Stock (which amount shall be subject to equitable adjustments whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock or the Series B Preferred Stock) and (C) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full

FIFTH: Except as amended by this letter agreement, it is expressly acknowledged and understood that this letter agreement shall not be construed to alter any other provisions in the Agreement, the Shareholders' Agreement, the Redemption Agreement or each Subordinated Debenture, and the Agreement, the Shareholders' Agreement, the Redemption Agreement and each Subordinated Debenture shall remain in full force and effect from and after the date hereof.

SIXTH: This letter agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. One or more copies of this letter agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

                                   COMPANY:

                                   SYBARI SOFTWARE, INC.

                                   By: /s/ ROBERT G. WALLACE
                                       -----------------------------------------
                                       Name: Robert G. Wallace
                                       Title: Chief Executive Officer

                                   PRINCIPAL SHAREHOLDERS:

                                   /s/ ROBERT G. WALLACE
                                   ---------------------------------------------
                                   Robert G. Wallace

                                   /s/ TOBIAS BERMAN
                                   ---------------------------------------------
                                   Tobias Berman

                                   /s/ GREGORY A. TETRAULT
                                   ---------------------------------------------
                                   Gregory A. Tetrault

                                   /s/ PATRICK A. FITZMAURICE
                                   ---------------------------------------------
                                   Patrick A. FitzMaurice

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                                   INVESTORS:

                                   SUMMIT VENTURES V, L.P.

                                   By: Summit Partners V, L.P.
                                       Its General Partner

                                       By: Summit Partners, LLC
                                           Its General Partner

                                       By: /s/ TOM ROBERTS
                                           -------------------------------------
                                           Member

                                   SUMMIT V COMPANION FUND, L.P.

                                   By: Summit Partners V, L.P.
                                       Its General Partner

                                       By: Summit Partners, LLC
                                           Its General Partner

                                       By: /s/ TOM ROBERTS
                                           -------------------------------------
                                           Member

                                   SUMMIT V ADVISORS FUND, L.P.

                                   By: Summit Partners V, L.P.
                                       Its General Partner

                                       By: Summit Partners, LLC
                                           Its General Partner

                                       By: /s/ TOM ROBERTS
                                           -------------------------------------
                                           Member

                                   SUMMIT V ADVISORS FUND (QP), L.P.

                                   By: Summit Partners V, L.P.
                                       Its General Partner

                                       By: Summit Partners, LLC
                                           Its General Partner

                                       By: /s/ TOM ROBERTS
                                           -------------------------------------
                                           Member

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                                   SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                   By: Summit Partners SD II, LLC
                                       Its General Partner

                                       By: Stamps, Woodsum & Co. IV
                                           Its Managing Member

                                   By: /s/ TOM ROBERTS
                                       -----------------------------------------
                                       General Partner

                                   SUMMIT INVESTORS III, L.P.

                                   By: /s/ TOM ROBERTS
                                       -----------------------------------------
                                       General Partner